EXHIBIT 10.5

                         AIRCRAFT TIME SHARING AGREEMENT


     This AIRCRAFT TIME SHARING AGREEMENT ("Agreement"), dated as of the 6th day of August 2007, is by and between Triarc Companies, Inc. with its principal address at 280 Park Avenue, New York, New York 10017 ("Owner") and __________________("Lessee").

                                    RECITALS

     WHEREAS, Owner owns a Gulfstream Aerospace G-IV aircraft bearing U.S. Registration No. N394TR and Manufacturer's Serial No. 1252 (the "Aircraft");

     WHEREAS, Lessee desires to lease the Aircraft from Owner and Owner is willing to lease the Aircraft to Lessee;

     WHEREAS, Owner and Lessee have agreed on the lease of the Aircraft under a time sharing arrangement the terms and conditions of which are set forth herein;

     WHEREAS, this Agreement is entered into in recognition of and in compliance with the applicable provisions of U.S. Code of Federal Regulations 14 C.F.R. ss.91.501(b)(6).

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                       ARTICLE 1: LEASE OF AIRCRAFT; TERM

     1.1 Lease of Aircraft. Subject to the terms and conditions herein, Owner shall lease the Aircraft to Lessee from time to time with a flight crew for the operation thereof, as and when required by Lessee so long as the Aircraft is not otherwise employed on behalf of Owner. Lessee's use of the Aircraft shall constitute a non-exclusive lease.

     1.2 Term. The lease of the Aircraft under the terms and provisions of this Agreement shall become effective upon execution of this Agreement and the Aircraft shall at such time, without further deed of lease or transfer, pass under and become subject to the terms and conditions of this Agreement. Such lease shall terminate on June 30, 2008; provided that the term of this Agreement shall be automatically extended for successive one-year periods unless not later than 60 days preceding any termination date either party shall give written notice to the other that it does not wish to further extend the term and provided further that, at any time subsequent to June 30, 2008, Owner shall have the right to terminate this Agreement upon not less than 60 days prior written notice to Lessee, provided if Owner elects to terminate this Agreement pursuant to the foregoing, Owner shall deliver to Lessee a secretary's certification of resolutions of the Owner's Board of Directors acting at a meeting at which a quorum of the Directors were present, authorizing such termination.


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                      ARTICLE 2: PERMISSIBLE CHARGES; TAXES

     2.1 Fees and Charges. As consideration for the lease of the Aircraft, Lessee shall pay the following charges to Owner on a flight-by-flight basis following the completion of each flight with the Aircraft:

     (a) Fuel, oil, lubricants and other additives;

     (b) Travel expenses of the crew, including fuel, lodging, and ground transportation;

     (c) Hangar and tie-down costs away from the aircraft's base of operation;

     (d) Insurance obtained for the specific flight;

     (e) Landing fees, airport taxes, and similar assessments;

     (f) Customs, foreign permit, and similar fees directly related to the flight, if applicable;

     (g) In-flight food and beverages;

     (h) Passenger ground transportation; and

     (i) Flight planning and weather contract services.

     Under no circumstances shall the compensation paid by the Lessee to the Owner under this agreement exceed the amounts permissible under 14 C.F.R. ss.91.501(d).

     2.2 Invoice and Payment. Within thirty (30) business days following the completion of each flight of the Aircraft on behalf of Lessee, Owner shall invoice Lessee for the charges specified in Section 2.1. Lessee shall pay the amount stated in the invoice within ten (10) business days following its receipt.

     2.3 Taxes. The payment of any compensation in connection with the flights conducted on behalf of Lessee under this agreement is subject to federal transportation excise tax as provided under 26 U.S.C. ss.4261. Owner shall be responsible for the payment of any and all federal transportation excise taxes in connection with this Agreement. All other federal, state, or local taxes, duties or assessments imposed on the charges specified in Section 2.1 shall be the responsibility of Lessee.

                 ARTICLE 3: DELIVERY AND REDELIVERY OF AIRCRAFT

     3.1 Scheduling of Aircraft. Lessee shall request use of the Aircraft no less than three (3) hours prior to the requested departure time. All requests for the use of the Aircraft shall be submitted to such employee of Owner as shall be designated by Owner. Each such request shall specify the name of the Lessee, the date of departure, the date of return, the point of origin and the destination, the number and name of all passengers and emergency contact information for each passenger which shall not be another passenger on the same flight. Owner shall have final and exclusive authority over the scheduling of the Aircraft.

     3.2 Delivery and Redelivery of Aircraft. Delivery and redelivery of the Aircraft by one party to the other party shall ordinarily be made at Stewart International Airport in New Windsor, New York; provided, however, that delivery and/or redelivery of the Aircraft may be made at such other airport as shall be agreed upon by the parties.

                  ARTICLE 4: FLIGHT CREWS AND FLIGHT OPERATIONS

     4.1 Flight Crews. Owner shall provide a complete flight crew for the operation of the Aircraft during the lease of the Aircraft to Lessee under this Agreement. Each member of such flight crew shall be duly licensed and qualified to operate the Aircraft in accordance with the regulations and requirements of the Federal Aviation Administration ("FAA").

     4.2 Operational Control. Owner shall at all times have operational control over all flights performed under this Agreement and shall be solely responsible for compliance with all applicable FAA regulations. The Lessee shall have the right to determine the schedules and destination of a flight while the Aircraft is being operated on behalf of Lessee, provided however that the pilot-in-command shall have sole authority to determine whether a flight may be safely operated and to initiate and terminate flights. Lessee undertakes to accept all decisions of the pilot-in-command regarding the operation of the Aircraft.

     4.3 Operation of Aircraft. Owner shall operate the Aircraft in a safe and reasonable manner and at all times in compliance with all applicable laws and regulations, including, without limitation, the rules and regulations of the FAA.

                             ARTICLE 5: MAINTENANCE

     5.1 Aircraft Maintenance. During the term of this Agreement, Owner shall service and repair the Aircraft so as to:

     (a) maintain the Aircraft in good operating condition;

     (b) keep the Aircraft duly certified as airworthy at all times under the regulations of the FAA;

     (c) maintain the Aircraft in accordance with the standards prescribed by applicable law as the same may be in effect from time to time; and

     (d) maintain  all  records,   logs  and  other  documents  required  to  be
         maintained with respect to the Aircraft.

     5.2 Maintenance Scheduling. All maintenance and inspections of the Aircraft shall have priority in scheduling the operation of the Aircraft on behalf of Lessee, unless such maintenance and inspections may be deferred in accordance with applicable FAA regulations and recommended manufacturer maintenance procedures.

                    ARTICLE 6: REPRESENTATIONS AND WARRANTIES

     6.1 Owner Representations and Warranties. Owner represents and warrants to Lessee as follows:

(a) Owner has title to the Aircraft and has all necessary authority to enter into this Agreement for the lease of the Aircraft to Lessee; and

(b) Owner has not entered into this Agreement for the purpose of engaging in the sale of air transportation services for compensation or hire in contravention of the rules and regulations of the FAA.

     6.2 Lessee Representations and Warranties. Lessee represents and warrants to Owner as follows:


     (a) Lessee has all necessary authority to enter into this Agreement for the lease of the Aircraft from Owner; and

     (b) Lessee has not entered into this Agreement for the purpose of engaging in the sale of air transportation services or for compensation or hire in contravention of the rules and regulations of the FAA.

                              ARTICLE 7: INSURANCE

     7.1 Insurance. Owner shall provide and maintain Aircraft third party aviation legal liability insurance in an amount not less than $500 million Such insurance shall include the following provisions:

     (a) Lessee shall be named as an additional insured;

     (b) Such insurance shall be primary without any right of contribution from any insurance carried by the Lessee;

     (c) The underwriter of such insurance shall waive any right of subrogation with respect to potential claims against Lessee.

     7.2 Indemnification. Owner hereby indemnifies and agrees to hold Lessee harmless from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (including reasonable legal expenses and attorneys' fees) for or on account of or in any way connected with injury to or death of any persons whomsoever or loss of or damage to property arising out of (i) the use or operation of the Aircraft under this Agreement or in any way connected with this Agreement including but not limited to the Aircraft and related equipment or (ii) the performance or nonperformance by Owner of its responsibilities under this Agreement, unless such loss or damage results from the gross negligence or willful misconduct of Lessee.

                             ARTICLE 8: TERMINATION

     8.1 Termination by Owner. This Agreement shall automatically terminate upon the cessation of [Lessee's services as a director](1) [Lessee being an affiliate](2) of Owner.

                            ARTICLE 9: MISCELLANEOUS

     9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

     9.2 Severability. If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     9.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart constituting an original hereof.

                          ARTICLE 10: TRUTH-IN-LEASING

     10.1 Truth-in-Leasing. THE AIRCRAFT SUBJECT TO THIS TIME SHARING AGREEMENT HAS BEEN MAINTAINED AND INSPECTED IN ACCORDANCE WITH PART 91 OF THE FEDERAL AVIATION REGULATIONS DURING THE TWELVE (12) MONTHS PRECEDING THE EFFECTIVE DATE HEREOF AND THE PARTIES HERETO CERTIFY THAT FOR THE PURPOSES OF THE OPERATION TO BE CONDUCTED PURSUANT TO THIS AGREEMENT THE AIRCRAFT IS IN FULL COMPLIANCE WITH THE APPLICABLE MAINTENANCE AND INSPECTON REQUIREMENTS OF SAID PART 91. THE NAME AND ADDRESS OF THE PARTY RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT FOR THE TERM OF THIS AGREEMENT IS TRIARC COMPANIES, INC., 280 PARK AVENUE, NEW YORK, NEW YORK 10017, AND SAID PARTY HEREBY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITY TO COMPLY WITH APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



TRIARC COMPANIES, INC.                      [LESSEE]


By: ___________________________             ____________________________
    Name:
    Title:




_______________________________________
(1)  For individual agreements only.
(2)  For Trian Fund Management, L.P. agreement only.